SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                           of the Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   FILING BY:
                          Chock full O'Nuts Corporation
                (Name of Registrant as Specified in its Charter)
                           ---------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1)  Amount Previously Paid:


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          (2) Form of Schedule or Registration Statement No.:


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          (3) Filing Party:


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          (4) Date Filed:

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




                                October 11, 1999


Jane A. Sample
Churchill Communications Corp.
Sample Mailgram
123 Main Street
Anywhere, NY 12345-1234


Dear Shareholder:

     The October 15, 1999 Special Meeting of Shareholders of Chock full o'Nuts Corporation is just several days away. As of today, we have not yet received your vote.

     It is important that you respond promptly if your vote is to be received in time to be counted at the Special Meeting.

     If you have any questions about the information contained in the proxy statement that was previously mailed to you, please call our proxy solicitor, The Altman Group, Inc., toll-free at (800) 206-0007.

     If you wish to vote your shares you may do so by telephone. Simply follow the instructions that are provided below.

                          Sincerely,

                          /s/ Marvin I. Haas
                          --------------------------------------
                          Marvin I. Haas
                          President and Chief Executive Officer
                          Chock full o'Nuts Corporation


        TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8362, Chock full o'Nuts Corporation.

3.   State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                  Name:                    NA.1
                  Broker:                  Broker
                  Control Number:          ControlNum
                  Number of Shares:        NumShares

                          CHOCK FULL O'NUTS CORPORATION


                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, OCTOBER 15, 1999


     The undersigned hereby appoints Marvin I. Haas and Howard M. Leitner, and each of them with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned to vote all shares of common stock of Chock full o'Nuts Corporation, a New York corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the special meeting of shareholders of the Company to be held at The Chase Manhattan Bank, 11th Floor, Room A, 270 Park Avenue, New York, N.Y. 10017, on Friday, October 15, 1999, at 1:00 p.m. (local time), and at any and all adjournments or postponements thereof, as follows:

            THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      THE ADOPTION OF THE MERGER AGREEMENT.



1. Adoption of the Agreement and Plan of Merger, dated as of June 8, 1999 (the "Merger Agreement"), by and among Sara Lee Corporation, CFN Acquisition Corporation, and the Company.

     (    )   FOR           (    )   AGAINST          (    )   ABSTAIN

2. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

IMPORTANT: Please give your name to the operator exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy.
If executed by a partnership, this proxy should be signed by an authorized person.